UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 15, 2011

INDEPENDENCE ENERGY CORP.
(Exact name of registrant as specified in its Charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

708 – 11th Avenue SW, Suite 445, Calgary, Alberta, Canada, T2R 0E4
(Address of Principal Executive Offices)

(403) 266-4141
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “the Company,” “Independence” or the “Registrant” refer to Independence Energy Corp., a Nevada corporation.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF OIL AND GAS ASSETS

On December 15, 2011, we closed the acquisition of a 2.5% interest in the Quinlan Lease from Wise Oil and Gas LLC, with the option to increase that interest to 10%.  On December 23, 2011 we closed an additional 2.5% for a total of 5%.  The cost of 1% of interest in the Quinlan Lease is $15,616.  The Quinlan Lease is located in Pottawatomie County, Oklahoma, within the NE Shawnee Field Township 11 North, Range 4 East. The Quinlan 1, 2, 3 and 4 wells are all located within Section 19. The four wells lie between the Nemaha ridge to the west and then on to the west flank of the Seminloe-Cushing ridge (Hunton Uplift) to the East and North of Pauls Valley. A full description of the property subject to the Quinlan Lease can be found further in this Current Report, under the section titled “Description of Property”.

A full description of the Quinlan Lease is included further in this Current Report, under the heading “Description of Property”.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Background

We were incorporated in the State of Nevada on November 30, 2005 under the name "Oliver Creek Resources Inc." At inception, we were an exploration stage company engaged in the acquisition, exploration and development of natural resource properties.

We completed a form SB-2 Registration Statement under the Securities Act of 1933 with the U.S. Securities and Exchange Commission registering 1,000,000 units at a price of $0.05 per unit. Each unit consisted of one share and one share purchase warrant. Each share purchase warrant was valid for a period of two years from the date of the prospectus and expired on March 22, 2008 with none being exercised. The offering was completed on June 12, 2006 for total proceeds to the company of $50,000 (1,000,000 units at $0.05).

On October 12, 2006 our common stock shares were approved for trading on the Over-the-Counter Bulletin Board under the symbol "OVCR".

Effective August 12, 2008, we affected a 12 for one forward stock split of our issued and outstanding common stock. As a result, our authorized capital remains at 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 2,000,000 shares of common stock to 24,000,000 shares of common stock.  Also effective August 12, 2008, we have changed our name from "Oliver Creek Resources Inc." to "Independence Energy Corp.". The change of name was approved by our directors and a majority of our shareholders.

The name change, forward stock split and reduction of authorized capital became effective with the Over-the-Counter Bulletin Board at the opening for trading on August 12, 2008 under the new stock symbol "IDNG".

OUR BUSINESS

We are an oil and gas company engaged in the exploration for and production of oil and natural gas, throughout the United States.  Upon the closing of the 2.5% interest in the Quinlan Lease on December 15, 2011, we began generating revenue from the operating well on the property. On December 23, 2011 we closed an additional 2.5% for a total of 5%.  A full description of the property subject to the Quinlan Lease can be found further in this Current Report, under the section titled “Description of Property”.

As of the date of this Report, we have acquired a percentage working interest in an oil and gas property.  If the property is viable and can be developed, we will receive a pro-rata share of any revenues generated from the property, equivalent to our percentage working interest.  If the property is not viable, we expect the operator to plug the wells; however, we will not be responsible for any portion of the costs related to the plugging of the wells. There are leases underlying the wells in which we own working interests; however we are not the holder of these leases and therefore we are not responsible for the payment or evaluation of any obligations under such leases. The leaseholder of the property is responsible for paying and maintaining the leases.  If we are successful in generating revenues from our working interests in this oil and gas property, we intend to acquire working interests in additional wells in the project area, subject to obtaining additional financing.  Our business strategy also includes seeking opportunities for mergers or acquisitions with other companies or entities.

Our plan of operations for the next 12 months is to obtain revenues from our current interest in the Quinlan Lease and to acquire and explore development stage oil and gas properties.  We will require additional capital to carry out our current business plan. We currently do not have sufficient financing to fully execute our business plan and there is no assurance that we will be able to obtain the necessary financing to do so.

We may not be able to fund our cash requirements through our current operations. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately. Further, we believe that our company may have difficulties raising capital until we locate a prospective property through which we can pursue our plan of operation. If we are unable to secure adequate capital to continue our acquisition efforts, our shareholders may lose some or all of their investment and our business may fail.

Markets

The United States ranks as the third highest oil producing country in the world and ranks first as the country with the highest consumption of oil. The United States ranks as the second highest natural gas producing country in the world and ranks first as the country with the highest consumption of natural gas.  (U.S. Energy Information Administration. 2009. Retrieved on January 27, 2012 from and publicly available at:  http://www.eia.gov/countries/index.cfm?view=production).

Currently, oil and natural gas fuel more than 97 percent of America’s vehicles, whether on land, sea, or in the air.  Oil and natural gas are also key components in the vast majority of all manufactured goods. Whether it’s surgical equipment, fertilizers, phones, CDs, paints or fuels, the oil and natural gas industry supports our day-to-day safety, mobility, health and lifestyle.  (Energy Tomorrow.  Retrieved on January 27, 2012 from and publicly available at:  http://energytomorrow.org/issues/oil-and-gas-101/petroleum-products/).

Further, the demand for oil and gas is expected to significantly rise.  The U.S. will require 21 percent more energy in 2035 than in 2009 with more than half of the energy demand expected to be met by oil and natural gas.  Today, oil accounts for 37 percent of our energy use with the lion’s share of it fueling 94 percent of our transportation energy needs. Although ethanol and other biofuels are expected to grow rapidly in the future and steadily displace some oil use, the U.S. Energy Information Administration forecasts oil will continue to account for the largest share of our energy needs filling 33 percent of total energy demand and 85 percent of our transportation needs in 2035.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011.  Retrieved January 27, 2012 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Future U.S. Energy Demand:  The U.S. will require 21 percent more energy in 2035 than in 2009.
(Calculated in Quadrillion British Thermal Units “BTU”).

Globally, the demand for energy has also hit all time highs and countries such as China and India are driving this demand.  India and China will account for 45 percent of the increase in global primary energy demand by 2030, with both countries more than doubling their energy use over that period (“The World’s 10 Biggest Oil Consumers.”  Rediff Business.  March 12, 2010. Retrieved on January 27, 2012 from and publicly available at: http://business.rediff.com/slide-show/2010/mar/12/slide-show-1-worlds-10-biggest-oil-consumers.htm#contentTop).  As the population density increases, the demand for oil and gas will rise. Of course, the price history of oil and gas is not one of constant increase, and every investor should be aware of this.

Recent forecasts by the U.S. Energy Information Administration estimate that sustaining a 3.2 percent rate of annual growth in the global economy from 2007 to 2035 (measured in purchasing power parity) will require an expansion of about 24.5 million barrels per day in global oil supplies.  That is an increase equivalent to nearly doubling the current consumption of North America. The growth in demand for natural gas worldwide is expected to be even larger, increasing by 45 percent from 2007 to 2035. Despite significant growth of renewables and improvements in energy efficiency, more than half of the world’s energy demand will be met in 2035 by oil and natural gas, as is the case today.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011. Retrieved on January 27, 2012 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Future Global Energy Demand:  The World will require 49 percent more energy in 2035 than in 2007.
(Calculated in Quadrillion British Thermal Units “BTU”).

Source:  “Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011.
Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.

There are significant risks associated with direct investing in oil and gas projects. However, we believe that direct investments in oil & gas can provide high potential returns and cash flow. There have been many new discoveries in oil and gas developmental technology, including faster drilling speeds, greater access to resources, better completion techniques and even turn-key drilling commitments for drilling deeper than 20,000 feet.  Oil and gas prices are now sufficiently high enough to warrant drilling deeper and spending more money to do it. Ten or more years ago, oil drilling was very risky, largely due to the probability of hitting a dry well. However, technology has come a long way since then. The latest techniques include the use of satellite mapping and horizontal drilling. This enables producers to locate and drill more effectively, thus reducing cost.

Significant oil and gas discoveries that are announced today often result from investments begun by companies as far back as a decade or more ago. Since the year 2000, our industry invested over 2 trillion dollars in U.S. capital projects to meet the growing demand for oil and natural gas.  The worldwide economic downturn, along with lower oil and natural gas prices and tight credit markets, caused some oil and natural gas producers to cut their capital budget plans in 2009. However, investments have since rebounded.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011. Retrieved on January 27, 2012 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Competition

The oil and gas industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of oil and gas interests is intense with many oil and gas leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

We also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their oil and gas properties or the price of the investment opportunity. In addition, we compete with both junior and senior oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, oil and gas exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the oil and gas industry by:

•	keeping our costs low;

•	relying on the strength of our management’s contacts; and

•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Government Regulations

Our current and future operations and exploration activities are or will be subject to various laws and regulations in the United States. These laws and regulations govern the protection of the environment, conservation, prospecting, development, energy production, taxes, labor standards, occupational health and safety, toxic substances, chemical products and materials, waste management and other matters relating to the oil and gas industry. Permits, registrations or other authorizations may also be required to maintain our operations and to carry out our future oil and gas exploration and production activities, and these permits, registrations or authorizations will be subject to revocation, modification and renewal.

Governmental authorities have the power to enforce compliance with lease conditions, regulatory requirements and the provisions of required permits, registrations or other authorizations, and violators may be subject to civil and criminal penalties including fines, injunctions, or both. The failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties, and third parties may have the right to sue to enforce compliance.

We expect to be able to comply with all applicable laws and regulations and do not believe that such compliance will have a material adverse effect on our competitive position. We have obtained and intend to obtain all environmental permits, licenses and approvals required by all applicable regulatory agencies to maintain our current oil and gas operations and to carry out our future exploration activities. We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations, and we believe that the operators of the properties in which we have an interest comply with all applicable laws and regulations. We intend to continue complying with all environmental laws and regulations, and at this time we do not anticipate incurring any material capital expenditures to do so.

Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. Our failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief, or both. Legislation affecting the oil and gas industry is subject to constant review, and the regulatory burden frequently increases. Changes in any of the laws and regulations could have a material adverse effect on our business, and in view of the many uncertainties surrounding current and future laws and regulations, including their applicability to our operations, we cannot predict their overall effect on our business.

U.S. Regulations

Our operations are or will be subject to various types of regulation at the federal, state and local levels in the United States. Such regulation covers permits required for drilling wells; bonding requirements for drilling or operating wells; the implementation of spill prevention plans; submissions and permits relating to the presence, use and release of certain materials incidental to oil and gas operations; the location of wells; the method of drilling and casing wells; the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities; surface usage and the restoration of properties upon which wells have been drilled; the plugging and abandoning of wells; and the transportation of oil and gas.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such re-imposition might occur and the effect thereof cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that the leaseholders of our oil and gas properties may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are or will also be subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow forced pooling or the integration of tracts to facilitate exploration while other states rely on the voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas and impose certain requirements regarding the ratable purchase of produced oil and gas. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act (NEPA). The NEPA requires federal agencies, including the Department of the Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will typically prepare an environmental assessment on the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. This process has the potential to delay or limit the development of oil and natural gas projects.

The Resource Conservation and Recovery Act (RCRA) and comparable state laws regulate the generation, transportation, treatment, storage, disposal and cleanup of “hazardous wastes” as well as the disposal of non-hazardous wastes. Under the auspices of the U.S. Environmental Protection Agency, or EPA, individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. While drilling fluids, produced waters, and many other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute “solid wastes”, which are regulated under the less stringent non-hazardous waste provisions, there is no assurance that the EPA or individual states will not in the future adopt more stringent and costly requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous.

The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), also known as “Superfund”, and analogous state laws, impose joint and several liability, without regard to fault or legality of conduct, on persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the owner or operator of the site where the release occurred and any company that disposed or arranged for the disposal of the hazardous substance at the site. Under CERCLA, such persons may be liable for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances into the environment.

The Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws, impose restrictions and strict controls on the discharge of pollutants, including produced waters and other oil and natural gas wastes, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the relevant state. The Clean Water Act also prohibits the discharge of dredge and fill material into regulated waters, including wetlands, unless authorized by a permit issued by the U.S. Army Corps of Engineers. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Clean Air Act and associated state laws and regulations regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. In addition, the EPA has developed, and continues to develop, stringent regulations governing emissions of toxic air pollutants at specified sources. In order to construct production facilities, we may be required to obtain permits before work can begin. These regulations may increase the costs of compliance for such facilities, and federal and state regulatory agencies may impose administrative, civil and criminal penalties for non-compliance.

We may be subject to the requirements of the Occupational Safety and Health Act (OSHA) and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of CERCLA, and similar state statutes require that we organize and/or disclose information about hazardous materials used or produced in our operations.

Research and Development Expenditures

We have not incurred any research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark

DESCRIPTION OF PROPERTY

Headquarters and Administration Offices

We currently utilize space at the premises of Bruce Thomson, an officer and director of the company. The company pays Mr. Thomson $125 per month rent. The premises are located at 445 - 708 11th Avenue SW, Calgary, AB. The facilities include an answering machine, a fax machine, computer and office equipment. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

Quinlan Lease

On December 15, 2011, we closed the acquisition of a 2.5% interest in the Quinlan Lease from Wise Oil and Gas LLC, with the option to increase that interest to 10%.  On December 23, 2011 we closed an additional 2.5% for a total of 5%.  The cost of 1% of interest in the Quinlan Lease is $15,616.  The Quinlan Lease is located in Pottawatomie County, Oklahoma, within the NE Shawnee Field Township 11 North, Range 4 East. The Quinlan 1, 2, 3 and 4 wells are all located within Section 19. The four wells lie between the Nemaha ridge to the west and then on to the west flank of the Seminloe-Cushing ridge (Hunton Uplift) to the East and North of Pauls Valley.

NORTHEAST SHAWNEE FIELD
Pottawatomie County, Oklahoma

T 11 N
13
18
Rice
Whistler
Orr
Washington
#1
#2
Quinlin
C.P. Quinlin
20
19
T 11 N
R-4-E
R-5-E

The The Quinlan Lease lies within the NE Shawnee Field in Sections 13 and 24, Township 11 North, Range 4 East and Sections 18 and 19, Township 11 North, Range 5 East, Pottawatomie County, Oklahoma, and is approximately 11 miles north and east of Shawnee near the junction of State Highway 9A and Interstate I40 East.  The Quinlan’s #1, #2, #3, and #4 (the sale water well) all lie in Section 19 of the above township & range and are in the southern most portion of the Central Oklahoma Platform.  The Central Oklahoma Platform is located between two large sedimentary basins, the Anadarko Basin to the west and the Arkoma Basin to the east and southeast.  The field with the four wells lie between the Nemaha Ridge to the west and then on to west flank of the Seminole-Cushing Ridge (Hunton Uplift) to the east and north of the Pauls Valley Uplift.  The forces responsible for creating regional structures in the Ordovician appear to have begun in the middle Devonian epeirogeny.  At this time, uplift occurred from the northeast, creating a regional dip to the southwest in the Hunton Limestone and older formations; therefore, with associated faulting with these uplifts allowed these ancient structures to accumulate oil reserves.  The Wilzetta Fault occurred during this major uplift period and is a major fault system trending Northeast-Southwest and extending many miles both to the north and south of the NE Shawnee Field and is considered to be the west boundary fault to the field.  Specifically, the field appears to be trapping oil in several faulted anticlinal features with production being reflected in the Hunton Limestone, Viola Limestone, and the 1st Wilcox Sand.

The Quinlan #1 was originally open hole completed in the 1st Wilcox Sandstone from 4,778' to 4,782', the Simpson Dolomite from 4,742' to 4,750' and the Viola Limestone from 4,726' to 4,732' were tested several years later.  Later production from the Quinlan #1 was documented producing an oil cut from 8 - 15%, (i.e. 100 barrels of total volume = 8 to 15 barrels are oil) on a daily basis from the 1st Wilcox Sandstone (Primary Objective), Viola Limestone and Simpson Dolomite (Second Objective).  Finally, the Hunton Limestone formation was perforated and produced on a forty acre spacing pattern and was also perforated in the Quinlan #2.  Since November 2009 when the well was purchased by Nitro Petroleum Inc., the Quinlan #1 has produced 13,946 barrels of oil from the Hunton Limestone.

The Quinlan #2 was originally drilled to the base of the Simpson Dolomite formation and completed in the Hunton Limestone.  The Hunton Limestone was perforated from 4,594' to 4,604'. In 1976, the well was deepened to the 1st Wilcox and perforated in the Viola Limestone from 4,720' to 4,733' and the Simpson Dolomite from 4,756' to 4,762'.

The Quinlan #3 was tested in the Hunton Limestone and proved to be uneconomical due to a very low oil production rate with heavy water production.  The current plan by the operator is to re-enter the well around the 1st of June of this year and perforate the Viola limestone in an attempt to replicate the Quinlan #2 production.

The Quinlan #4 was the last well to be drilled in the field with the goal of finding the Hunton Limestone productive.  Unfortunately, the down dip Hunton Limestone had incurred a facies change becoming heavily dolomitized with very low crystalline porosity.  The 1st Wilcox Sandstone was tested after logs indicated a productive interval with a contradicting sample evaluation.  Eventual testing results indicated fresh water had been injected into the zone from an adjacent well without being reported to the proper authorities thus creating anonymous log inferences.  The well was completed as a salt water field disposal well in the 1st Wilcox Sandstone which subsequently improved the overall field economics.

Summary of Estimated Oil and Gas Reserves as of Fiscal-Year End

Due to our recent acquisition of our interest in the Quinlan Lease, we do not have any audited or independently verified figures for production or reserve reporting.  We currently own a 5% interest in the Quinlan Leases.

Operator

Wise Oil and Gas is the operator of the Quinlan Lease.  Wise oil & Gas has been a fully licenced Oil & Gas Operator since 1989 in the State of Oklahoma. Wise Oil and Gas own and operate wells throughout the State of Oklahoma and continue to do so since 1989. Wise Oil and Gas is the operator of the Independence Energy's working interest in the Quinlan project.  Larry Wise has extensive oil and gas operating experience. Mr. Wise worked as a Junior Field Engineer with Phillips 66 Petroleum Company 1977-1979. From 1979-1982 he worked for Jerry Scott Company as Completion Superintendent overseeing 14 drilling rigs and over 300 producing properties; 1982-1988 with JOMC Oil Co; 1988-1993 with Texas United Petroleum and 1993-1999 with Pottawatomie County Energy serving as President, Fund Raiser and Chief Operating Officer for all three companies. From 1999 through to 2006 he operated Wise Oil and Gas Company, LLC and served as an independent Engineering Consultant responsible for all operations of Morris E. Stewart Oil Company, OKC, Ok., Kirrie Oil Company, OKC, Ok., HoCo, Inc. Oil Company, Wichita Falls, TX., and Buccaneer Energy Corporation, Tampa Bay, FL

Acreage

The following table shows our gross and net acreage position on the Quinlan Lease as of January 27, 2012.  Please note that we hold a total of 5% turnkey working interest in the property.

Property	Gross Acreage (developed)	Net Acreage (developed)	Gross Acreage (undeveloped)	Net Acreage (undeveloped)

Quinlan Lease	120	120	80	80

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR OVERALL BUSINESS OPERATIONS

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future.

We have yet to establish any history of profitable operations. We have incurred net losses of $13,719 and $13,583 for the fiscal years ended January 31, 2011 and 2010, respectively. As a result, at January 31, 2011, we had an accumulated deficit of $82,434.  We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our oil and gas properties. We may not be able to successfully commercialize our properties or ever become profitable.

There Is Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses From Operations, Accumulated Deficit And Insufficient Cash Resources To Meet Our Business Objectives, All Of Which Means That We May Not Be Able To Continue Operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended January 31, 2011 and 2010, respectively, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our consolidated financial statements for the year ended January 31, 2011, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We May Not Be Able To Secure Additional Financing To Meet Our Future Capital Needs Due To Changes In General Economic Conditions.

We anticipate needing significant capital to acquire additional properties, conduct exploration and development needed to bring our existing oil and gas properties into increased production and/or to continue to seek out appropriate joint venture partners or buyers for certain oil and gas properties. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our Business And Operating Results Could Be Harmed If We Fail To Manage Our Growth Or Change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled geologists, mappers, drillers, engineers, technical personnel and adequate funds in a timely manner.

We May Not Have Access To The Supplies And Materials Needed For Exploration, Which Could Cause Delays Or Suspension Of Our Operations.

Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. Furthermore, fuel prices are rising. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have limited history of revenues from operations and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves, extract the reserves economically, and/or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

The potential profitability of oil and gas ventures depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered, will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations, which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages, which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

RISKS ASSOCIATED WITH OUR INDUSTRY

The nature of oil and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

We will share a portion of the ongoing costs of exploration and development of the oil and gas properties in which we have working interests, in a proportion equal to our working interests.  It is difficult to project the operating costs associated with an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells. If the operators of our oil and gas interests underestimate the costs or potential challenges of such programs, we may be required to seek additional funding or abandon our interests.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring additional working interests in other oil and gas properties.

The oil and natural gas industry is intensely competitive.  We compete with numerous individuals and companies for working interests in desirable oil and gas properties.  Many of these individuals and companies with whom we compete have substantially greater financial and operational resources than we have.  If we cannot compete for working interests in oil and gas properties, our business operations could be harmed.

There can be no assurance that oil or gas in any commercial quantity will be discovered on our oil and gas interests which could cause our business to fail.

Exploration for economic reserves of oil and gas is subject to a number of risks.  Few properties that are explored are ultimately developed into producing oil and/or gas wells.  If oil or gas is not discovered on any of our current or future working interests in any commercial quantity, our business will fail.  In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well.  Production from any well may be unmarketable if it is permeated with water or other deleterious substances.  Also, the marketability of oil and gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the wells.

Prices and markets for oil and gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control.  These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could have a material adverse effect on revenues as well as the value of our interests in the wells.

Amendments to current laws and regulations governing the oil and gas industry could have a material adverse impact on our proposed business.

The oil and gas industry is subject to substantial regulation relating to the exploration, development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our working interests and in turn, cause us to abandon our interests or cause our business to fail.

Our business could be impaired if the leaseholders and operators of our oil and gas interests fail to comply with applicable regulations.

Failure to comply with government regulations could subject the leaseholders and operators of our oil and gas interests to civil and criminal penalties and require them to forfeit property rights or licenses, which in effect could cause us to lose our working interests.  They may also be required to take corrective actions for failure to comply with applicable regulations which could require substantial capital expenditures, a portion of which we would be required to bear.  As a result, our business operations and profitability could deteriorate due to regulatory constraints.

We may be unable to establish or maintain strategic relationships with industry participants, which may diminish our ability to conduct our operations.

Our potential to enter into strategic commercial arrangements or partnerships to obtain additional working interests in oil and gas properties and to grow our business depends upon our ability to develop and maintain close working relationships with industry participants and government officials.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them due to several factors including the inexperience of our management in the oil and gas industry, our limited number of working interests in oil and gas properties and the limited number of hours our management currently devotes to our business.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities that we would not otherwise be inclined to undertake.  If strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and our Company in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant stockholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us. We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock.

We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

FINANCIAL STATEMENTS AND EXHIBITS

Our Audited Financial Statements for the years ended January 31, 2011 and 2010, as well as the unaudited Interim Financial Statements as of October 31, 2011, are found below beginning on pages F-1 of this Current Report.

INDEPENDENCE ENERGY CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2011

Chang G. Park, CPA, Ph. D. t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Independence Energy Corp.

We have audited the accompanying balance sheets of Independence Energy Corp. (An Exploration Stage “Company”) as of January 31, 2011 and 2010 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended January 31, 2011 and 2010, and for the period from November 30, 2005 (inception) to January 31, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independence Energy Corp. as of January 31, 2011, and the result of its operations and its cash flows for the years then ended and for the period from November 30, 2005 (inception) to January 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang Park
CHANG G. PARK, CPA

May 2, 2011
San Diego, CA. 92108

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Balance Sheets

	As of	As of
	January 31,	January 31,
	2011	2010
ASSETS

Current Assets
Cash	$1,311	$3,081

Total Current Assets	1,311	3,081

	$1,311	$3,081

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	5,320	3,000
Due to Related Party	425	-
Loan Payable to Director	18,000	8,796

Total Current Liabilities	23,745	11,796

Total Liabilities	23,745	11,796

Stockholders' Equity (Deficit)
Common stock, ($0.001 par value, 75,000,000 shares
authorized; 24,000,000 shares issued and outstanding
as of January 31, 2011 and January 31, 2010).	24,000	24,000
Additional paid-in capital	36,000	36,000
Deficit accumulated during exploration stage	(82,434)	(68,715)

Total Stockholders' Equity (Deficit)	(22,434)	(8,715)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$1,311	$3,081

See Notes to Financial Statements

INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Statements of Operations

			November 30, 2005
	Year	Year	(inception)
	Ended	Ended	through
	January 31,	January 31,	January 31,
	2011	2010	2011

Revenues
Revenues	$-	$-	$-

Total Revenues	-	-	-

Operating Costs
Administrative Expenses	3,719	3,583	32,207
Professional fees	10,000	10,000	50,324

Total Operating Costs	13,719	13,583	82,531

Other Income (Expenses)
Gain from currency exchange	-	-	97

Total Other Income	-	-	97

Net Income (Loss)	$(13,719)	$(13,583)	$(82,434)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	24,000,000	24,000,000

See Notes to Financial Statements

INDEPENDECE ENERGY CORP.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
From November 30, 2005 (Inception) through January 31, 2011

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Exploration
	Stock	Amount	Capital	Stage	Total

Balance, November 30, 2005	-	$-	$-	$-	$-

Stock issued for cash on November 30, 2005
@ $0.000833 per share	12,000,000	12,000	(2,000)		10,000

Net loss, January 31, 2006				(8)	(8)

Balance, January 31, 2006	12,000,000	12,000	(2,000)	(8)	9,992

Stock issued for cash from SB-2 offering
@ $0.00416667 per share	12,000,000	12,000	38,000		50,000

Net loss, January 31, 2007				(14,303)	(14,303)

Balance, January 31, 2007	24,000,000	24,000	36,000	(14,310)	45,690

Net loss, January 31, 2008				(16,032)	(16,032)

Balance, January 31, 2008	24,000,000	24,000	36,000	(30,342)	29,658

Net loss, January 31, 2009				(24,790)	(24,790)

Balance, January 31, 2009	24,000,000	24,000	36,000	(55,132)	4,868

Net loss, January 31, 2010				(13,583)	(13,583)

Balance, January 31, 2010	24,000,000	24,000	36,000	(68,715)	(8,715)

Net loss, January 31, 2011				(13,719)	(13,719)

Balance, January 31, 2011	24,000,000	24,000	36,000	(82,434)	(22,434)

Note:  On August 12, 2008 the Company effected a 12 for 1 forward split of its share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for twelve post-split shares of common stock.

See Notes to Financial Statements

INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Statements of Cash Flows

			November 30, 2005
	Year	Year	(inception)
	Ended	Ended	through
	January 31,	January 31,	January 31,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(13,719)	$(13,583)	$(82,434)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Changes in operating assets and liabilities:
Increase (decrease) in Accounts Payable	2,320	2,000	5,320
Increase (decrease) in Due to Related Party	425	(200)	425

Net cash provided by (used in) operating activities	(10,974)	(11,783)	(76,689)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in Loan Payable to Director	9,204	8,796	18,000
Issuance of common stock	-	-	24,000
Additional paid-in capital	-	-	36,000

Net cash provided by (used in) financing activities	9,204	8,796	78,000

Net increase (decrease) in cash	(1,769)	(2,987)	1,311

Cash at beginning of year	3,081	6,068	-

Cash at end of year	$1,311	$3,081	$1,311

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

See Notes to Financial Statements

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements
January 31, 2011

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Independence Energy Corp. (formerly Oliver Creek Resources Inc., the “Company”) was incorporated under the laws of the State of Nevada on November 30, 2005.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan.  The Company has completed the initial phase of its exploration program.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a January 31, year-end.

b. Basic Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements
January 31, 2011

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

g. Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

h. Recently Issued Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis.  The Company had no operations during the period from November 30, 2005 (inception) to January 31, 2011 and generated a net loss of $82,434.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is currently in the exploration stage and has minimal expenses, though it currently has a cash balance of $1,311 it has insufficient cash to cover the expenses they will incur during the next twelve months.

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements
January 31, 2011

NOTE 4. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. From September 1, 2008 through January 31, 2010 the Company paid a director $100 per month and from February 1, 2010 onwards has paid $125 per month for use of office space and services.  Bruce Thomson, sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

As of January 31, 2011, there is a loan payable due to Bruce Thomson for $18,000, with no specific repayment terms.

NOTE 5. INCOME TAXES

As of January 31, 2011
Deferred tax assets:
Net operating tax carryforwards	$28,028
Other	0
Gross deferred tax assets	28,028
Valuation allowance	(28,028)

Net deferred tax assets	$0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 6. NET OPERATING LOSSES

As of January 31, 2011, the Company has a net operating loss carryforwards of approximately $82,434.  Net operating loss carryforward expires twenty years from the date the loss was incurred.

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements
January 31, 2011

NOTE 7. STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 30, 2005 the Company issued a total of 12,000,000 shares of common stock to one director for cash in the amount of $10,000.

On June 12, 2006 the Company issued 12,000,000 units from the Company’s registered SB-2 offering reflecting 12,000,000 shares of common stock.

On August 12, 2008 the Company effected a 12 for 1 forward split of its issued and outstanding share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for twelve post-split shares of common stock. The number of shares referred to in the previous paragraphs is post-split number of shares. The Company’s post-split authorized capital remains unchanged at 75,000,000 shares of common stock with a par value of $0.001 per share. All share amounts have been retroactively adjusted for all periods presented.

As of January 31, 2011 the Company had 24,000,000 shares of common stock issued and outstanding.

NOTE 8. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following class of capital stock as of January 31, 2011:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 24,000,000 shares issued and outstanding.

INDEPENDENCE ENERGY CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

October 31, 2011
(UNAUDITED)

INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Balance Sheets

	As of	As of
	October 31,	January 31,
	2011	2011
	(Unaudited)
ASSETS

Current Assets
Cash	$2,051	$1,311

Total Current Assets	2,051	1,311

Total Assets	$2,051	$1,311

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$1,820	$5,320
Due to Related Party	800	425
Loan Payable to Director	33,000	18,000

Total Current Liabilities	35,620	23,745

Total Liabilities	35,620	23,745

Stockholders' Equity (Deficit)
Common stock, ($0.001 par value, 75,000,000 shares
authorized; 24,000,000 shares issued and outstanding
as of October 31, 2011 and January 31, 2011).	24,000	24,000
Additional paid-in capital	36,000	36,000
Deficit accumulated during exploration stage	(93,569)	(82,434)

Total Stockholders' Equity (Deficit)	(33,569)	(22,434)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$2,051	$1,311

See Notes to Financial Statements

INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Statements of Operations (Unaudited)

					November 30, 2005
	Three Months	Three Months	Nine Months	Nine Months	(inception)
	Ended	Ended	Ended	Ended	through
	October 31,	October 31,	October 31,	October 31,	October 31,
	2011	2010	2011	2010	2011
Revenues
Revenues	$-	$-	$-	$-	$-

Total Revenues	-	-	-	-	-

Operating Costs
Administrative Expenses	1,195	807	3,135	2,599	35,342
Professional fees	2,000	2,000	8,000	8,000	58,324

Total Operating Costs	3,195	2,807	11,135	10,599	93,666

Other Income (Expenses)
Gain from currency exchange	-	-	-	-	97

Total Other Income	-	-	-	-	97

Net Income (Loss)	$(3,195)	$(2,807)	$(11,135)	$(10,599)	$(93,569)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)	(0.00)	$(0.00)

Weighted average number of common shares outstanding	24,000,000	24,000,000	24,000,000	24,000,000

See Notes to Financial Statements

 INDEPENDENCE ENERGY CORP.
(An Exploration Stage Company)
Statements of Cash Flows (Unaudited)

			November 30, 2005
	Nine Months	Nine Months	(inception)
	Ended	Ended	through
	October 31,	October 31,	October 31,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(11,135)	$(10,599)	$(93,569)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Changes in operating assets and liabilities:
Increase (decrease) in Accounts Payable	(3,500)	-	1,820
Increase (decrease) in Due to Related Party	375	425	800

Net cash provided by (used in) operating activities	(14,260)	(10,174)	(90,949)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in Loan Payable to Director	15,000	9,204	33,000
Issuance of common stock	-	-	60,000

Net cash provided by (used in) financing activities	15,000	9,204	93,000

Net increase (decrease) in cash	740	(969)	2,051

Cash at beginning of period	1,311	3,081	-

Cash at end of period	$2,051	$2,111	$2,051

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for :
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

See Notes to Financial Statements

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements (Unaudited)
October 31, 2011

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Independence Energy Corp. (formerly Oliver Creek Resources Inc., the “Company”) was incorporated under the laws of the State of Nevada on November 30, 2005.  The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has completed the initial phase of its exploration program.

Basis of Presentation

Interim Financial Statements

The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months period ended October 31, 2011 is not necessarily indicative of the results that may be expected for the year ending January 31, 2012. For further information, refer to the financial statements and footnotes thereto included in our Form 10-K Report for the fiscal year ended January 31, 2011.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a January 31, year-end.

b. Basic Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements (Unaudited)
October 31, 2011

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has not generated any revenue since its inception.

g. Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements (Unaudited)
October 31, 2011

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h. Recently Issued Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis.  The Company had no operations during the period from November 30, 2005 (inception) to October 31, 2011 and generated a net loss of $93,569.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is currently in the exploration stage and has minimal expenses.  It currently has a cash balance of $2,051 which is insufficient to cover the expenses they will incur during the next twelve months.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. From February 1, 2010 onwards has paid $125 per month for use of office space and services. As of October 31, 2011, unpaid rental is $425.  Bruce Thomson, sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

As of October 31, 2011, there is a loan payable due to Bruce Thomson for $33,000, with no specific repayment terms.

NOTE 5. INCOME TAXES

As of October 31, 2011
Deferred tax assets:
Net operating tax carryforwards	$31,813
Other	0
Gross deferred tax assets	31,813
Valuation allowance	(31,813)

Net deferred tax assets	$0

INDEPENDENCE ENERGY CORP.
 (An Exploration Stage Company)
Notes to Financial Statements (Unaudited)
October 31, 2011

NOTE 5.  INCOME TAXES (Continued)

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 6.  NET OPERATING LOSSES

As of October 31, 2011, the Company has net operating loss carryforwards of approximately $93,569.  Net operating loss carryforwards expire twenty years from the date the loss was incurred.

NOTE 7.  STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 30, 2005 the Company issued a total of 12,000,000 shares of common stock to one director for cash in the amount of $10,000.

On June 12, 2006 the Company issued 12,000,000 units from the Company’s registered SB-2 offering reflecting 12,000,000 shares of common stock.

On August 12, 2008 the Company effected a 12 for 1 forward split of its issued and outstanding share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for twelve post-split shares of common stock. The number of shares referred to in the previous paragraphs is post-split number of shares. The Company’s post-split authorized capital remains unchanged at 75,000,000 shares of common stock with a par value of $0.001 per share. All share amounts have been retroactively adjusted for all periods presented.

As of October 31, 2011 the Company had 24,000,000 shares of common stock issued and outstanding.

NOTE 8.  STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following class of capital stock as of October 31, 2011:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 24,000,000 shares issued and outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

Liquidity and capital resources and results of operations for the six months ended October 31, 2011 and 2010:

Liquidity and capital resources:

Working Capital

	At October 31, 2011	At January 31, 2011	Percentage Increase/ Decrease

Current Assets	$2,051	$1,311	+55%
Current Liabilities	$35,620	$23,745	+50%
Working Capital (deficit)	$(33,569)	$(22,434)	+50%

Cash Flows

	Nine Months Ended October 31, 2011	Nine Months Ended October 31, 2010

Net Cash Used in Operating Activities	$(14,260)	$(10,174)
Net Cash Provided by Investing Activities	$0	$0
Net Cash Provided by Financing Activities	$15,000	$9,204
Increase (Decrease) in Cash During Period	$740	$(969)

We have generated no revenue since inception and have incurred $93,569 in expenses through October 31, 2011.  We had a net loss of $3,195 and $2,807 for the three months ended October 31, 2011 and 2010, respectively.  These expenses consisted of professional fees and administrative expenses.

Our cash in the bank at October 31, 2011 was $2,051.  At the same time our outstanding liabilities were $35,620.  Cash provided by financing activities since inception is as follows:

1.	On November 30, 2005, a total of 1,000,000 shares of Common Stock were issued to Mr. Thomson, a director, in exchange for cash in the amount of $10,000, or $.01 per share.

2.
During the months of April - June, 2006 1,000,000 units from the Company’s registered SB-2 offering were sold reflecting 1,000,000 units of common stock at issued price $0.05 per unit for a total of $50,000. Each unit consisted of one share and one share purchase warrant.  Each share purchase warrant was valid for a period of two years from the date of the prospectus, expiring on March 22, 2008.  None of the warrants were exercised prior to expiration.

3.
Effective August 12, 2008, we affected a 12 for one forward stock split of our issued and outstanding common stock. As a result, our authorized capital remains at 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 2,000,000 shares of common stock to 24,000,000 shares of common stock.

Results of Operations:

	Three Months Ended October 31
	2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$3,195		$2,807
Net Loss		$3,195		$2,807

Expenses

Our operating expenses for the three month periods ended October 31, 2011 and 2010 are outlined in the table below:

	Three Months Ended October 31
	2011	2010

General and administrative	$1,195	$807
Professional fees	$2,000	$2,000

Nine month Summary ending October 31, 2011 and 2010

	Nine Months Ended October 31
	2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$11,135		$10,599
Net Loss		$11,135		$10,599

Expenses

Our operating expenses for the nine month periods ended October 31, 2011 and 2010 are outlined in the table below:

	Nine Months Ended October 31
	2011	2010

General and administrative	$3,135	$2,599
Professional fees	$8,000	$8,000

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Equity Compensation

We currently do not have any stock option or equity compensation plans or arrangements.

Plan of Operations:

On December 15, 2011, we closed the acquisition of a 2.5% interest in the Quinlan Lease from Wise Oil and Gas LLC, with the option to increase that interest to 10%.  On December 23, 2011 we closed an additional 2.5%.  Since we closed the acquisition of the interests in the Quinlan Lease, we we have changed our plan of operations to focus on raising capital to increase our interest and acquire other producing and exploration stage properties.

Liquidity and capital resources and results of operations for the years ended January 31, 2011 and 2010:

Liquidity and capital resources:

Working Capital

	At January 31, 2011	At January 31, 2010	Percentage Increase/ Decrease

Current Assets	$1,311	$3,081	-55%
Current Liabilities	$23,745	$11,796	+101%
Working Capital (deficit)	$(22,434)	$(8,715)	+155%

Cash Flows

	Year Ended January 31, 2011	Year Ended January 31, 2010

Net Cash (Used in) Operating Activities	$(10,974)	$(11,783)
Net Cash Provided by Investing Activities	$0	$0
Net Cash Provided by Financing Activities	$9,204	$8,796
(Decrease) in Cash During the Period	$(1,769)	$(2,987)

We have generated no revenue since inception and have incurred $82,434 in expenses through January 31, 2011.  We had a net loss of $13,719 and $13,583 for the years ended January 31, 2011 and 2010, respectively.  These expenses consisted of professional fees and administrative expenses.

Our cash in the bank at January 31, 2011 was $1,311.  At the same time our outstanding liabilities were $23,745.  Cash provided by financing activities since inception is as follows:

1.	On November 30, 2005, a total of 1,000,000 shares of Common Stock were issued to Mr. Thomson, a director, in exchange for cash in the amount of $10,000, or $.01 per share.

2.
During the months of April - June, 2006 1,000,000 units from the Company’s registered SB-2 offering were sold reflecting 1,000,000 units of common stock at issued price $0.05 per unit for a total of $50,000. Each unit consisted of one share and one share purchase warrant.  Each share purchase warrant was valid for a period of two years from the date of the prospectus, expiring on March 22, 2008.  None of the warrants were exercised prior to expiration.

3.
Effective August 12, 2008, we affected a 12 for one forward stock split of our issued and outstanding common stock. As a result, our authorized capital remains at 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 2,000,000 shares of common stock to 24,000,000 shares of common stock.

Results of Operations:

	Year Ended January 31
	2011		2010

Revenue	$	Nil	$	Nil
Operating Expenses		$13,719		$13,583
Net Loss		$13,719		$13,583

Expenses

Our operating expenses for the years ended January 31, 2011 and 2010 are outlined in the table below:

	Year Ended January 31
	2011	2010

General and administrative	$3,719	$3,583
Professional fees	$10,000	$10,000
Consulting fees	$0	$0

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Equity Compensation

We currently do not have any stock option or equity compensation plans or arrangements.

Critical accounting policies:

We believe the following critical accounting policies, among others, affect management's more significant judgments and estimates used in the preparation of the consolidated financial statements:

Use of Estimates and Assumptions

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period.  Actual results could differ from those estimates.

Basic Net Loss Per Share

Basic loss per share  includes  no dilution  and is  computed  by dividing  loss available to common stockholders by the weighted average number of common shares outstanding  for the period.  Dilutive  loss per share  reflects  the  potential dilution of  securities  that could share in our losses.  Because we do not have any potentially dilutive securities,  the accompanying presentation is only of basic loss per share.  Diluted earnings (loss) per share are the same as basic  earnings  (loss)  per share  due to the lack of  dilutive items in our company.

Income Taxes

Income taxes are provided in accordance  with ASC 740,  INCOME TAXES. A deferred tax  asset or  liability  is  recorded  for all  temporary  differences  between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense  (benefit)  results from the net change  during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management,  it is more likely than not that some portion or all of the deferred tax  assets  will not be  realized.  Deferred  tax assets  and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

Recent Accounting Pronouncements

We have evaluated all the recent accounting  pronouncements  through the date the  financial  statements  were issued and filed with the  Securities  and Exchange Commission and believe that none of them will have a material effect on the company's financial statements.

Reports to Security Holders

We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of January 27, 2012 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 708 – 11th Avenue SW, Suite 445, Calgary, Alberta, Canada, T2R 0E4.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

	Officers and Directors
Bruce Thomson	CEO, President, CFO and Director	Common stock, $0.001 par value	12,000,000	50%
Gregory Rotelli	Director	Common stock, $0.001 par value		0%
All officers and directors as a group (2 persons named above)			12,000,000	50%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)
A total of 24,000,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of January 27, 2012. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Bruce Thomson	63	CEO, CFO, President and Director
Gregory Rotelli	51	Director

Bruce Thomson

Bruce Thomson has been the President, CEO, Treasurer, CFO, and Director of the Company since inception. From April 2005 to the present he has been President, CEO and a Director of Premium Petroleum Inc. In August 2005, Premium Petroleum Inc. was acquired by Premium Petroleum Corp., a publicly-traded Wyoming corporation trading on the Pink Sheets that is in business of oil and gas exploration and development; from which time Bruce Thomson has been the President, CEO, and director. From 2000 to the present, he has been a self-employed business consultant involved in venture capital finance.

Mr. Thomson graduated in 1970 from the University of British Columbia located in Vancouver, BC, obtaining the degree of Bachelor of Applied Science in Electrical Engineering (B.A.Sc.).  Through option courses he also completed 50% of the required credits toward an MBA degree while studying engineering.  In 1991 he passed the Canadian Securities Course from the Canadian Securities Institute and obtained a securities license allowing him to practice as an investment advisor to do venture capital financing and retail brokerage in Canada, which he did until April 2000.

During the period of 1982 to 1987 Mr. Thomson was a founding shareholder and director of Hycroft Resources and Development Corporation, a successful gold mining company which traded on the Toronto Stock Exchange.  After raising over $50,000,000 in funding, the company’s Cowfoot Project near Winnemucca, Nevada, was put into production and yielded over 100,000 ounces of gold per year for 12 years.

Mr. Thomson has over 30 years of entrepreneurial business experience in private and public companies, with expertise in management, marketing, and finance. Mr. Thomson was appointed as a director and officer due to his extensive business development experience.

Gregory Rotelli

Mr. Rotelli has held leading  positions in both technology  start-ups as well as with  established  public  companies.  He has also been senior vice president of marketing  for  such  companies  as  USSearch.com,  a search  engine  technology company,   and  System   Integrators   (Sii),   one  of  the  largest   computer hardware/software  companies for major newspapers  including  Financial Times of London,  Los Angeles  Times,  Le Monde of Paris,  Oftenposten of Norway and many more  publications  worldwide.  He  has  over  25  years  experience  in  senior management for both public and early-stage  private companies,  including former Chief Operating  Officer for Direct Stock Market,  an online investment bank for emerging growth venture capital financing.

From July 2009 to July 2010,  Mr.  Rotelli was the  president  of Toro  Ventures Inc., an oil and gas explorations  company.  His  responsibility as president of the company included managing the day to day operations of the company.

Since  January 2000,  Mr.  Rotelli has been a principal of Pacific Coast Capital Group,  LLC, a privately owned  consulting  group focused on oil and gas, mining and financial services. As a consultant,  Mr. Rotelli has advised and negotiated in both  structured  financings  and early stage  investments,  raising  capital ranging up to a $150 million securitization.

Since  March  2011,  Mr.  Rotelli  has been an  officer  and  director  of Razor Resources Inc., a minerals  exploration  company traded on the OTC Bulletin Board.  His responsibility as officer and director includes managing the day to day operations of the company.

Since  May  2011,  Mr.  Rotelli  has  been the  president  of  Rostock  Ventures Corporation,  a natural resource  exploration and production  company engaged in the  exploration,  acquisition,  and  development  of mineral  properties in the United States and traded on the OTC Bulletin Board.  His responsibility as president of the company includes managing the day to day operations of the company.

Mr. Rotelli  earned a Bachelor of Arts degree in Classics from Brown  University in Rhode  Island in 1982.  He was deemed a  Distinguished  Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985.

We appointed Gregory C. Rotelli as a member to our board of directors because of his experience with public companies.

Our board of directors now consists of Bruce A. Thompson and Gregory C. Rotelli. Other than as  described  elsewhere in this Current Report,  there have been no  transactions  between  our company, Mr.  Rotelli  and Mr. Thomson since the  company's  last fiscal year which would be required  to be reported  herein.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Committees of The Board Of Directors

Our Board of Directors does not maintain a separately-designated standing audit committee. As a result, our entire Board of Directors acts as our audit committee. Our Board of Directors has determined that we do not presently have a director who meets the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our Board of Directors at this time is prohibitive. Our Board of Directors presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

EXECUTIVE COMPENSATION

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior two fiscal years.

Compensation of Executive Members

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	Total ($)

Bruce Thomson	2011	$0	$0	$0	N/A	N/A	N/A	$0
	2010	$0	$0	$0	N/A	N/A	N/A	$0

Employment Agreements

We do not have currently any employment contract with our officers and directors

Outstanding Equity Awards at Fiscal Year End

For the year ended January 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended Janaury 31, 2011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

On November 30, 2005, a total of 1,000,000 shares of common stock were issued to Mr. Thomson in exchange for cash in the amount of $10,000 U.S., or $.01 per share.   The terms of these stock issuances were as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party.  In making this determination they relied upon the fact that the 1,000,000 shares were valued at $0.01and purchased for $10,000 in cash.  Effective August 12, 2008, we affected a 12 for one forward stock split of our issued and outstanding common stock. As a result Mr. Thomson now has a total of 12,000,000 shares of our common stock.

From February 1, 2010 onwards we have paid $125 per month for use of office space and services to Bruce Thomson, our officer and director. As of October 31, 2011,  unpaid  rental is $425.

As of  October  31, 2011,  there was a loan  payable  due to Bruce  Thomson  for $33,000, with no specific repayment terms.

We have not had any other transactions since the beginning of the 2011 year, or any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Our common shares are listed on the OTC Bulletin Board which does not have requirements on independence of directors. However, our Board of Directors has adopted the definitions, standards and exceptions to the standards for evaluating director independence provided in the NASDAQ Stock Market rules, and determined that we do not have any “independent directors” as defined under the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCBB Market and trades under the symbol “IDNG.” There have not been any trades in our common stock since we were granted our symbol.

Holders

As of January 27, 2012 there were approximately 29 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, the holders of the Company's common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Holladay Stock Transfer.  Their mailing address is 2939 N 67th Pl # C Scottsdale, AZ 85251-6015.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•
The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in, or disagreements with, our accountants since our inception.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On January 24, 2012, Greg Rotelli, our director, purchased 12,000,000 shares of our common stock from Bruce Thomson, in a private transaction for an aggregate total of $50,000. The funds used for this share purchase were Mr. Rotelli’s personal funds.  This transaction resulted in Mr. Rotelli taking control of 50% of our currently issued and outstanding shares.   A copy of the share purchase agreement is attached hereto as Exhibit 10.1.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on March 7, 2006]

3.2	Certificate of Amendment filed on July 23, 2008 [incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 14, 2008]

3.3	Certificate of Change filed on July 23, 2008 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 14, 2008]

3.4	Bylaws [incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on March 7, 2006]

10.1	Share Purchase agreement between Gregory Rotelli and Bruce Thomson dated January 24, 2012 *

* The schedules to this document are not being filed herewith. Independence Energy Corp. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.

Date: January 30, 2012	By:	/s/ Bruce Thomson
Bruce Thomson
Chief Executive Officer (Chief Principal Officer)